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                              PALO ALTO INVESTORS

                                CODE OF ETHICS

Introduction
This Code of Ethics sets forth the policies and procedures applicable to all officers, directors, employees and affiliates (defined herein as "Covered Persons") of Palo Alto Investors ("PAI") regarding insider trading, confidentiality and business ethics. These policies and procedures are mandatory and are designed to avoid any possible conflict of interest in carrying out our responsibilities to our clients and the general public. This Code of Ethics is adopted pursuant to Section 15(f) of the Securities and Exchange Act of 1934,
Section 204A of the Investment Advisors Act of 1940, and Rule 17J-1 of the Investment Company Act of 1940.

Each Covered Person is required to read and understand the policies and procedures contained in this Code of Ethics. If you have any questions, contact William L. Edwards or the Compliance Officer of PAI. Failure to comply with these procedures and policies may subject a Covered Person to dismissal from employment, possible civil and criminal liabilities, penalties or fines, imprisonment, and/or legal prohibition against further employment in the securities industry.

Each Covered Person must maintain trading records with PAI for all trading accounts in which they might or do have a beneficial interest. It is the responsibility of the Covered Person to ensure that all trading account records are provided to the Compliance Officer at PAI.

I.   INSIDER TRADING
The business of PAI includes obtaining and analyzing information about companies and their securities to create the basis for profitable investing in securities. It is, however, illegal under securities laws to use certain types of information as the basis for trading decisions or recommendations.

Insider Trading.
----------------
The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material, nonpublic information to others. In general, the law prohibits:

     . trading by an insider while in possession of material, nonpublic information,
     . trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated,
     .   tipping or communication of material, nonpublic information to others,
         and
     .   knowingly assisting someone engaged in any of these activities.

What is "inside" information?
------------------------------
"Inside" information is generally defined as information about a company that is both material and nonpublic (defined below). "Inside" information is information that has as its source corporate insiders.

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Who is an "insider"?
--------------------
An "Insider" of a corporation is generally its officers, directors, certain employees, and controlling shareholders, and their close friends and relatives. Individuals and entities outside a corporation who gain inside information in the course of dealings with that corporation may be legally considered "temporary" or "constructive" insiders of the corporation and thus be bound by the same legal restrictions as traditional insiders (officers, directors and employees of a company). For example, outside financial advisers, investment bankers, lawyers or accountants retained to represent or assist the corporation in major corporate transactions are insiders for purposes of insider trading laws.

What is "material" information?
-------------------------------
"Material" information is any information about a company or the market for the company's securities that is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade. Information that affects the price of the company's securities is likely to be deemed material.

Information on the following topics should be considered "material":

      -  forthcoming dividend declaration/omission
      -  corporate reorganizations/takeovers
      -  acquisition/loss of major contract
      -  event of default
      -  knowledge of forthcoming press coverage of positive/negative news
      -  substantial increases/decreases in earnings projections
      - substantial mineral finds, regulatory approvals of product, issuance/denial of patents

What is "nonpublic" information?
--------------------------------
"Nonpublic" information is any information that has not been disclosed generally to the marketplace. Information received about the company that is not yet in general circulation should be considered nonpublic. Similarly, information received about another company in circumstances indicating that is not yet in general circulation should be considered nonpublic. As a general rule, one should be able to point to some fact to show that the information is widely available; for example, its publication in The Wall Street Journal or in other major news publications. Even after XYZ has released information to the press and the information has been reported, at least 24 hours must be allowed for the general marketplace to learn of and evaluate that information before you trade in XYZ company.

Procedures Regarding Insider Trading Policy.
--------------------------------------------
If you receive material, nonpublic information that comes directly or indirectly from any corporate insider (temporary or traditional) do not trade while in possession of that information unless you first determine that the information is either public, non-material or both. You should not disclose the information to others, such as family, relatives, business, or social acquaintances, who do not need to know if for legitimate business reasons. If you have any questions at all as to whether the information is material and nonpublic, you must resolve the question or questions before trading, recommending trading, or divulging the information. If any doubts at all remain, you should consult the Compliance Officer.

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Consequences for Trading on Inside Information.
-----------------------------------------------
Enforcement and prohibition against insider trading is a high priority of the SEC. Covered Persons who trade on inside information, or tip information to others who trade, are subject to:
     . a civil penalty of the greater of $1 million or up to three times the profit gained or the loss avoided;
     . a jail term of up to ten years and criminal fine of up to $1 million for individuals and $2.5 million for firms, regardless of the profit gained or loss avoided

A company or any supervisor who fails to take adequate steps to prevent insider trading or tipping of inside information is subject to the same punishment as stated above. Persons guilty of insider trading violations are also open to private suits for damages by contemporaneous traders in the market.

Any violation by a Covered Person may result in dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not any such violation also constitutes a violation of law. Furthermore, PAI may initiate or cooperate in civil or criminal proceedings against any Covered Person relating to or arising from any such violation. Any SEC investigation, even one that does not result in criminal or civil prosecution can irreparably damage the reputation of PAI and the Covered Person's career. It is essential to avoid even the appearance of impropriety.

II.  CONFIDENTIAL INFORMATION
No confidential information should be used by any Covered Person for direct or indirect personal benefit during the term of such person's relationship with PAI and after such relationship has ended.

Client Information.
-------------------
It is essential that our clients and potential clients know that the confidential information they entrust to us will be handled with integrity and discretion. All information about any of our clients and all information received from clients should be presumed to be confidential.

PAI Information.
----------------
We must be careful to protect PAI's own confidential information concerning the securities transactions of PAI before they are executed, or policies of managers of PAI derived from confidential communications. All information relating to PAI's activities, including actual trades for the firm or our clients, is proprietary to PAI and must be kept confidential.

Procedures Regarding Confidential Information.
----------------------------------------------
Confidential information should never be disclosed to any outsider. Caution is to be taken against making even casual remarks that might disclose confidential information. Unnecessary copying of confidential documents should be avoided, and documents containing confidential information should not be displayed where unauthorized personnel may see them.

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At all times, all computer programs; investment, research and trading methods and techniques; including all information used, produced by or with the assistance of any employee or affiliate remain the property of PAI. No Covered Person may exercise any ownership or other rights or interest in any such property or information, or use such property or information during the course of any future employment. PAI has the authorization to review and monitor all employees, affiliates information and correspondence (including, but not limited to, verbal, written, electronic communication) at any time.

III.  POLICIES ON ETHICS AND POSSIBLE CONFLICTS OF INTEREST

Covered Persons should always act in accordance with the Credo of PAI: "The Client Comes First."

Outside Activity.
-----------------
Covered Persons are encouraged to engage in worthy activities for their community or personal development. Such activities, however, should not be allowed to impair the working efficiency or responsibilities of the individual.

Personal Finance.
-----------------
Covered Persons are prohibited from having a direct or indirect interest in any entity from which the covered Person might materially benefit or appear to benefit as a result of PAI's activities with the entity. Furthermore, Covered Persons are expected to conduct their personal finances, tax returns, and investments in a manner that will reflect positively on PAI.

Gifts and Entertainment.
------------------------
No Covered Person should give or accept a substantial gift ($100 or more), excessive entertainment or preferential treatment from any person or company seeking favor or business with PAI. If you receive an unsolicited gift that has a value in excess of $100, you must immediately report the gift to the Compliance Officer, and then donate the gift to any charity of your choice.

IV.  POLICIES ON TRANSACTIONS IN PUBLICLY-TRADED SECURITIES

The following policy applies to any account established, or transactions contemplated, in which a Covered Person has discretionary authority, and which is the benefit to you (the Covered Person), your spouse, any minor children, any relative living with you, and any person to whom you contribute support.

This policy does not apply to:
     . transactions effected in any account over which you have no direct or indirect control;
     . transactions in securities issued by the government of the United States or federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, variable contracts issued by insurance companies and shares of unaffiliated, registered open-end investment companies.

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Policy Requirements for Personal Securities Transactions.
---------------------------------------------------------
On implementation of this policy, you are required:

     . to sign the certificate appearing on the final page stating that you have read and understand this Code of Ethics, and agree to comply with it. All Covered Persons will be required to sign this certificate as a condition of employment.

     . to direct account custodian to deliver to Compliance Officer copies of all your brokerage account statements and confirmations.

     . to have all securities trades approved in advance of trading by the Compliance Officer. William L. Edwards will approve trades in the Compliance Officer's absence.

Procedures for Personal Securities Transactions.
------------------------------------------------
Prior to trading you must seek trade approval with PAI's Compliance Officer. If a requested trade is not on PAI's "restricted list" (current trading list) the trade will generally be approved. After approval the Compliance Officer or you (the Covered Person) will execute trades. In the event PAI is trading or plans on trading in the security, approval will not be granted for three days after
                                                             ----------
all client trading is complete. All requests, whether approved or denied, will be maintained in your trading file.

All Covered Persons are also required:

     . at the end of each quarter confirm all trading in your (the Covered Persons) accounts. Compliance will inform you (the Covered Person) of any discrepancies in record keeping and will resolve all differences.

Policy Regarding Front-Running and Scalping.
--------------------------------------------
Any Covered Person, who acquires or has beneficial ownership in a security which is being purchased or sold, or considered for purchase or sale, by PAI, and benefits from a personal transaction in that security in such a way that it could be construed as Front Running or Scalping or unethical in any way, whether intentional or unintentional, shall necessarily and immediately break the transaction at his or her own cost.

What is "Front Running"
-----------------------
"Front Running" is generally defined as the practice of an investment adviser effecting a securities trade for its own account or the account of an affiliate, based on non-public information, in order to obtain a profit, prior to executing the same transaction for a client.

What is "Scalping"
------------------
"Scalping" is generally defined as the practice of an investment adviser purchasing shares of a security shortly before the advisory firm recommends the security for investment or directs its client to invest in that security, and then immediately sells those shares at a profit on the rise in market price following the stock recommendation or client purchase.

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Under Front Running and Scalping, Securities regulators often take the position that any transaction prior to a client transaction can be a breach of fiduciary duty to the client if the adviser receives a better price.

PAI reserves the right to require you to reverse, cancel or freeze, at your own expense, any transaction or position in a specific security if PAI believes such transaction or position might violate this Code of Ethics or appear improper.
In the event that a profit was made on the transaction the proceeds will be disgorged pro-rata among Palo Alto Investors' Clients.

V.  RECORDS
The Compliance Officer shall preserve in an easily accessible place:

     . this Code of Ethics and any Code of Ethics superseded by this Code of Ethics during a Covered Persons employment;
     . a record of any violation of this Code of Ethics and any action taken thereon during a Covered Persons employment

The Compliance Officer shall notify all Covered Persons that they are required to sign a certificate annually stating they have complied with this Code of Ethics. The Compliance Officer shall be responsible for reviewing the reports and reporting to PAI's President any violation or apparent violation of this Code of Ethics. It is the Compliance Officer's responsible to maintain all Covered Person's records and reports and to safeguard confidentiality.

VI.  SIGNATURE
I certify that I have received and read a copy of the Code of Ethics of Palo Alto Investors and agree to be bound by this Code. I further certify that no breach of the Code has occurred or is occurring and understand that any such breach of the Code is grounds for immediate dismissal, criminal penalties, and/or substantial personal liabilities. I also certify that I meet and will continue to meet all reporting requirements of this Code.



Signature: _______________________________          Date: ______________________

Name:      _______________________________

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                              PALO ALTO INVESTORS

                        Employee/Affiliate Trade Ticket

                    COMPLIANCE APPROVAL and TRADE EXECUTION


Name:  ______________________________________________________________________


Brokerage Account Title:  ___________________________________________________


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   Buy     Transaction   Security Name/     Number      Price       Completed
   Or      Trade Date    Ticker Symbol    Of Shares   Per Share    Transaction
  Sell                                                             Time & Date
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Signature:__________________________                 Date:_____________

Approved By: _______________________                 Date:_____________
            PAI Compliance Officer

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                              PALO ALTO INVESTORS

            Accounts with Brokerage Firms and Financial Institutions


Name:________________________________________________________


I hereby certify that the following is a complete list of all accounts with any brokerage firm or other financial institution through which any securities covered by this Code of Ethics may be purchased or sold in accordance with the Code of Ethics of PAI.

I agree to instruct the Custodian to furnish PAI with copies of all confirmations of trades and other activity in all accounts.

--------------------------------------------------------------------------------
    Broker             Account            Account             Relationship
     Name              Number              Name             [if applicable]
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


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Signature:  ________________________________________  Date: ________________

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                              PALO ALTO INVESTORS

                       Quarterly Summary of Transactions


Name: _______________________________________________________________________

For the Quarter Ended: ______________________________________________________


--------------------------------------------------------------------------------
  [B]uy/    Transaction    Security Description/      Price    Executing Broker/
  [S]ell    Trade Date         Ticker Symbol        Per Share        Dealer
--------------------------------------------------------------------------------

                          SAMPLE FORM
--------------------------------------------------------------------------------

                          SAMPLE FORM

--------------------------------------------------------------------------------

                          SAMPLE FORM

--------------------------------------------------------------------------------

                          SAMPLE FORM

--------------------------------------------------------------------------------

_______  No transactions have been made during this period.

I have provided PAI with a copy of all confirmations and periodic account statements for all the above transactions.


Signature:  SAMPLE FORM                          Date:  __________
            -----------

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